Exhibit 99.1

NEWS BULLETIN
    FROM:
 CalAmp Logo                                    CalAmp Corp.
                                                1401 N. Rice Avenue
                                                Oxnard, CA  93030
                                                Nasdaq:  CAMP

For Further Information:

AT THE COMPANY:             AT FINANCIAL RELATIONS BOARD:
Rick Vitelle                Lasse Glassen
Chief Financial Officer     General Information
(805)987-9000               (310)854-8313
                            lglassen@financialrelationsboard.com

                            Amy Cozamanis
                            Investor/Analyst Information
                            (310)854-8314
                            acozamanis@financialrelationsboard.com

FOR IMMEDIATE RELEASE

                CAL AMP REPORTS FISCAL 2006 FIRST QUARTER RESULTS

                   Company Achieves 51% Increase in Net Income
                     Driven by Improvements in Gross Margin


OXNARD, Calif., July 7, 2005--CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless products and engineering services, today reported results for its fiscal 2006 first quarter ended May 31, 2005.

Fiscal 2006 First Quarter Results
Revenue for the first quarter of fiscal 2006 was $47.6 million, compared to $45.0 million for the first quarter of fiscal 2005. The increase reflects the inclusion of recently acquired Skybility for six weeks of the fiscal 2006 first quarter, which contributed revenue of $1.2 million during this period.

Net income for the fiscal 2006 first quarter was $2.0 million or $0.09 per diluted share compared to net income of $1.3 million or $0.07 per diluted share for the first quarter of last year. This represents a 51% increase in
net income.   First quarter results include pretax charges of $293,000 and
$471,000 in fiscal 2006 and 2005, respectively, for the write-off of in-process research and development associated with acquisitions.

Gross profit for the first quarter of fiscal 2006 was $10.7 million, or 22.5% of revenues compared to $8.3 million or 18.4% of revenues for the same period last year. The increases in gross profit and gross margin were primarily the result of changes in product mix for Products Division sales and actions taken to improve the financial performance of the Solutions Division.

"We are quite pleased with the bottom line improvement generated during the first quarter of fiscal 2006," commented Fred Sturm, CalAmp's President and Chief Executive Officer. "Earnings per share of $0.09 was at the high end of our guidance range for the quarter and was driven by improved gross margins in both the Products and Solutions Divisions. During the quarter, the Products Division benefited from a mix of products favoring higher-margin Direct Broadcast Satellite (DBS) equipment and positive contributions from Skybility, which was acquired mid-quarter. The integration of Skybility has now been completed and we look forward to leveraging CalAmp's high volume manufacturing capability and design and development expertise with Skybility's strong customer relationships and intellectual property. The Solutions Division is also showing improved results as we continue to execute on our strategy of selectively pursuing higher-margin business opportunities and refining the cost structure required to deliver our services."

Mr. Sturm continued, "As anticipated, during the first quarter, our primary DBS customers adjusted their inventory holding levels, resulting in a sequential decline in Product Division quarterly revenues. However, the order rate has increased in the beginning of our fiscal 2006 second quarter due to continued demand for feature rich equipment that supports our customers' multi-satellite and digital video recorder service offerings. Longer term, we expect to benefit from higher value added products and the higher gross profit associated with these advanced products."

Liquidity
At May 31, 2005, the Company had total cash of $29.2 million, with $9.8 million in total outstanding debt. During the past 12 months total cash increased by $5.5 million due primarily to $13 million of cash provided from operating activities, partially offset by cash used for the Skybility acquisition of $4.9 million and debt reductions of $3 million.

Business Outlook
Commenting on the Company's fiscal 2006 second quarter outlook, Mr. Sturm said, "Based on our current projections, we estimate that fiscal 2006 second quarter revenues will be in the range of $52 to $60 million, and that earnings will be in the range of $0.10 to $0.14 per diluted share. For the full year of fiscal 2006, we continue to target 10% to 15% revenue growth reflecting introduction of new products, growth in our DBS business, and the contributions of our recent strategic acquisitions made to diversify our markets and customer base."

Conference Call and Webcast
A conference call and simultaneous webcast to discuss fiscal 2006 first quarter financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. The live webcast of the call is available on CalAmp's web site at www.calamp.com. Participants are encouraged to visit the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

CalAmp's President and CEO Fred Sturm and CFO Rick Vitelle will host the conference call. After the live webcast, a replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's web site.

About CalAmp Corp.
CalAmp is a leading provider of wireless equipment, engineering services and software that enable anytime/anywhere access to critical information, data and entertainment content. With comprehensive capabilities ranging from product design and development through volume production, CalAmp delivers cost-effective high quality solutions to a broad array of customers and end markets. CalAmp is the leading supplier of Direct Broadcast Satellite (DBS) outdoor customer premise equipment to the U.S. satellite television market. The Company also provides wireless connectivity solutions for the telemetry and asset tracking markets, healthcare industry, enterprise-class Wi-Fi networks and digital multimedia delivery applications. For additional information, please visit the Company's website at www.calamp.com.

Forward-Looking Statement
Statements in this press release that are not historical in nature are forward-looking statements, which involve known and unknown risks and uncertainties. Words such as "may," "will," "expect," "intend," "plan," "believe," "seek," "could," "estimate," "judgment," "targeting," and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including general and industry economic conditions, competition, development factors, operating costs, the Company's ability to eliminate operating losses in its Solutions Division and make this business segment profitable, and other risks and uncertainties that are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                              [TABLES FOLLOW]

                                 CAL AMP CORP.
                        CONSOLIDATED INCOME STATEMENTS
                  (unaudited, in thousands except per share amounts)



                                      Three Months Ended
                                            May 31,
                                      -------------------
                                        2005        2004
                                      -------     -------
Revenues                              $47,580     $44,997
Cost of revenues                       36,882      36,696
                                      -------     -------
Gross profit                           10,698       8,301
                                      -------     -------
Operating expenses:
  Research and development              2,197       1,807
  Selling                               1,872       1,072
  General and administrative            2,614       2,445
  Intangible asset amortization           443         260
  In-process research and development     293         471
                                      -------     -------
                                        7,419       6,055
                                      -------     -------
Operating income                        3,279       2,246

Non-operating income (expense), net        43         (64)
                                       -------     -------
Income before income taxes              3,322       2,182

Income tax provision                   (1,345)       (873)
                                      -------     -------

Net income                            $ 1,977     $ 1,309
                                      =======     =======

Net income per share:
  Basic                               $  0.09     $  0.07
  Diluted                             $  0.09     $  0.07

Shares used in per share
 calculations:
   Basic                               22,492      18,755
   Diluted                             22,910      19,750


BUSINESS SEGMENT INFORMATION:
                                 Three Months Ended
                                        May 31,
                                 -------------------
                                   2005        2004
                                 -------     -------
Revenue:
  Products Division              $41,168     $40,499
  Solutions Division               6,412       4,498
                                 -------     -------
    Total revenue                $47,580     $44,997
                                 =======     =======

Gross profit:
  Products Division              $ 8,810     $ 7,266
  Solutions Division               1,888       1,035
                                 -------     -------
    Total gross profit           $10,698     $ 8,301
                                 =======     =======

Operating income (loss):
  Products Division              $ 5,356     $ 4,634
  Solutions Division              (1,143)     (1,509)
  Corporate expenses                (934)       (879)
                                 -------     -------
    Total operating income       $ 3,279     $ 2,246
                                 =======     =======

                                    CAL AMP CORP.
                            CONSOLIDATED BALANCE SHEETS
                            (Unaudited - In thousands)

                                                     May 31,     February 28,
                                                      2005           2005
                                                    --------       --------

                    Assets
Current assets:
  Cash and cash equivalents                         $ 29,186        $ 31,048
  Accounts receivable, net                            24,101          27,027
  Inventories                                         26,533          21,465
  Deferred income tax assets                           5,716           6,118
  Prepaid expenses and other current assets            3,780           2,876
                                                    --------        --------
     Total current assets                             89,316          88,534

Equipment and improvements, net                        5,513           5,383
Deferred income tax assets                             4,869           5,285
Goodwill                                              94,977          92,834
Other intangible assets, net                           4,554           4,028
Other assets                                             682             691
                                                    --------        --------
                                                    $199,911        $196,755
                                                    ========        ========
    Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                 $  2,880        $  2,897
  Accounts payable                                    21,835          18,389
  Accrued payroll and employee benefits                2,099           3,652
  Other accrued liabilities                            3,285           3,127
  Deferred revenue                                     1,474           1,597
                                                    --------        --------
     Total current liabilities                        31,573          29,662
                                                    --------        --------
Long-term debt, less current portion                   6,965           7,679
                                                    --------        --------
Other non-current liabilities                          1,093           1,126
                                                    --------        --------
Stockholders' equity:
  Common stock                                           227             227
  Additional paid-in capital                         131,799         131,784
  Common stock held in escrow                         (2,548)         (2,548)
  Retained earnings                                   31,603          29,626
  Accumulated other comprehensive loss                  (801)           (801)
                                                    --------        --------
     Total stockholders' equity                      160,280         158,288
                                                    --------        --------
                                                    $199,911        $196,755
                                                    ========        ========

                                        CAL AMP CORP.
                            CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited - In thousands)

                                                          Three Months Ended
                                                                May 31,
                                                          ------------------
                                                          2005          2004
                                                          ----          ----

Cash flows from operating activities:
    Net income                                         $  1,977      $  1,309
    Depreciation and amortization                         1,080           959
    Write-off of in-process R&D                             293           471
    Increase in equity associated with tax
      benefit of stock option exercises                       2            41
    Deferred tax assets, net                                818           809
    Changes in operating working capital                    (62)           85
    Other                                                     7            (2)
                                                       --------       -------
       Net cash provided by operating activities          4,115         3,672
                                                       --------       -------

Cash flows from investing activities:
    Capital expenditures                                   (373)         (686)
    Proceeds from sale of property and equipment              -           177
    Acquisition of Skybility assets                      (4,886)            -
    Acquisition of Vytek Corp., net of cash acquired          -        (1,727)
                                                       --------       -------
       Net cash used in investing activities             (5,259)       (2,236)
                                                       --------       -------

Cash flows from financing activities:
    Debt repayments, net of borrowings                     (731)         (768)
    Proceeds from stock option exercises                     13            87
                                                       --------       -------
       Net cash used in financing activities               (718)         (681)
                                                       --------       -------

Net change in cash                                       (1,862)          755
Cash at beginning of period                              31,048        22,885
                                                       --------       -------
Cash at end of period                                  $ 29,186       $23,640
                                                       ========       =======